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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Yahoo! Inc. of our report dated January 9, 2001, except for Note 11, which is as of March 7, 2001, relating to the financial statements and financial statement schedule, which appears in Yahoo Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
January 9, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS